Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-70085, 333-88038, 333-118559, 333-134728 and 333-160637 on Form S-3 and Registration Statements No. 333-68755, 333-69385, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333 113399, 333-113595, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, 333-129679, 333-130209, 333-139546, 33-139547, 333-139848, 333-149038, 333-149039 and 333-149043 on Form S-8 of our reports dated November 25, 2008 (September 9, 2009 as to the effects of the disposition of the Broadband Access Product Line as described in Note 17), relating to the consolidated financial statements and financial statement schedule of Conexant Systems, Inc., included in the Current Report on Form 8-K of Conexant Systems, Inc. dated September 9, 2009.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
September 9, 2009